UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2009
(Commission File Number)	Exact names of registrants as specified in their charters, address of principal executive offices, telephone number and state of incorporation	(IRS Employer Identification No.)

1-15929	PROGRESS ENERGY, INC. 410 S. Wilmington Street Raleigh, North Carolina 27601-1748 Telephone: (919) 546-6111 State of Incorporation: North Carolina	56-2155481

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2009, Progress Energy, Inc. (the “Company”) announced that John D. Baker II, President and CEO of Patriot Transportation Holding, Inc., has been elected to the Board of Directors of the Company.

There is no arrangement or understanding between Mr. Baker and any other person(s) pursuant to which he was selected to serve as a director.  Mr. Baker was appointed to the following Committees of the Company’s Board of Directors:  Finance Committee and Organization and Compensation Committee.  During 2008, Mr. Baker had no material interest in any transactions to which the Company or any of its subsidiaries was a party, and there are no currently proposed transactions involving the Company or any of its subsidiaries in which he has or will have a material interest.

A copy of the Company’s press release announcing the election is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)           EXHIBITS

99.1  Press release dated September 17, 2009, issued by Progress Energy, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESS ENERGY, INC.
Registrant

By:	/s/ David B. Fountain
David B. Fountain
Assistant Secretary

Date: September 21, 2009

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated September 17, 2009, issued by Progress Energy, Inc.